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                                                                   Exhibit 99.n.


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 20, 2004, relating to the financial statements of the Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2, which are incorporated by reference in such Registration Statement. We also consent to the references to use under the headings "Financial Statements" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
April 29, 2004